EXHIBIT 99.1

PARTICLE DRILLING TECHNOLOGIES, INC. ANNOUNCES $18 MILLION PRIVATE PLACEMENT

Houston, TX – February 9, 2005 – Particle Drilling Technologies, Inc. (OTC: PDRT.OB) (“PDTI”) today announced that, on February 9, 2005, it completed the sale of 9 million shares of its common stock to a group of institutional and other accredited investors at $2.00 per share.  PDTI received gross proceeds of $18 million, which it intends to use for working capital, to pay certain liabilities, for research and development and for other general corporate purposes.  A portion of the gross proceeds will be used for expenses associated with the offering and $1.5 million will be used to repurchase 3 million shares of the Company’s outstanding common stock from one of its stockholders.

The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements.  The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In connection with this sale, PDTI entered into a registration rights agreement with the investors requiring, among other things, that PDTI register the resale of the shares.  If PDTI does not meet certain deadlines with respect to filing the registration statement and causing the registration statement to be declared effective, then warrants, which were issued to the investors in connection with the transaction, to purchase up to an additional 2.7 million shares of common stock at an exercise price of $2.00 per share will vest and be exercisable at any time through February 9, 2015.  The number of warrants that vest, if any, will depend on when the registration statement is filed with the SEC and becomes effective.  If PDTI files the registration statement by April 8, 2005 and the registration statement is declared effective by July 8, 2005 and PDTI otherwise complies with certain registration obligations, none of the warrants will vest.  In connection with the transaction, PDTI also issued a warrant to purchase 1.5 million shares of common stock at an exercise price of $2.00 per share to the placement agent, which is exercisable at any time through February 9, 2015.

This press release does not constitute an offer to sell or the solicitation of an offer to buy common stock.  This press release is being issued pursuant to and in accordance with Rule135c under the Securities Act.

Safe Harbor Statement

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release.  Such risks and uncertainties may include, but are not limited to, PDTI’s need to raise equity capital and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector and working capital constraints.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

About Particle Drilling Technologies, Inc.

PDTI is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  PDTI’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.  PDTI is headquartered in Houston, Texas.

Contact:

For further information please contact:  J. Chris Boswell, Chief Financial Officer, Particle Drilling Technologies, Inc. +1-713-223-3031x204, cboswell@particledrilling.com; or Investor Relations, John Liviakis of Liviakis Financial Communications, Inc. +1-415-389-4670, john@liviakis.com, for Particle Drilling Technologies, Inc.